Exhibit 99.9

Form of Subscription Agreement and Subscriber Questionnaire for Raging River Capital LP

RAGING RIVER CAPITAL LP

222 West Adams

Suite 1980

Chicago, Illinois 60606

The undersigned (the Subscriber) hereby subscribes for, agrees to purchase limited partnership interests (Interests) in and make a capital contribution in the amount shown on the signature page hereto (the Contribution) to, Raging River Capital LP, a Delaware limited partnership (the Partnership).  The Subscriber has submitted a check payable, or initiated a wire transfer, to “Raging River Capital LP”, along with a signed copy of this subscription agreement.   The Subscriber agrees to adhere to and be bound by all of the terms and provisions of the limited partnership agreement of the Partnership (as amended from time to time, the Partnership Agreement) in the final form provided to the Subscriber. This subscription agreement and the purchaser questionnaire are together referred to herein as the Agreement.

Offering

This offering of Interests (the Offering) is being made on a “best efforts basis” on the terms described in information previously provided to the Subscriber. Raging River Capital GP LLC (the General Partner), the general partner of the Partnership, may reject any subscription, in whole or in part in its sole and absolute discretion.

The Interests are being offered by the Partnership pursuant to exemptions from registration under federal securities laws and the securities laws of various states.  Management will determine from time to time the jurisdictions in which the Interests will be offered for sale. No governmental body or agency has passed upon the adequacy or accuracy of the information contained in any documents previously provided to you in connection with the Offering.

Accreditation of Investors

The Offering is being made only to “accredited investors”.  The Subscriber understands that the Offering has not been registered under the Securities Act of 1933, as amended (the Securities Act), or the securities acts of any states or other jurisdictions (the Laws) and the Offering is being made in reliance upon exemptions from registration under said Securities Act and Laws. Contributions will only be accepted from purchasers who qualify as “accredited investors” (as defined in Rule 501 promulgated under the Securities Act).  To enable the Partnership to determine the applicable exemption(s), the Subscriber hereby represents and warrants as follows:

NOTE: IF THE CONTRIBUTION IS BEING MADE ON BEHALF OF AN INDIVIDUAL RETIREMENT ACCOUNT (IRA), KEOGH PLAN OR SIMILAR FIDUCIARY ACCOUNT, THE REPRESENTATIONS BELOW SHOULD BE MADE ON BEHALF OF THE BENEFICIARY OR DONOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS FOR INVESTMENT.

Accredited Investor Standards (check those that apply):

☐                                    the Subscriber is an individual and has a net worth (either individually or jointly with spouse) of at least $1,000,000;1

☐                                    the Subscriber is an individual and had an individual income (not joint income with spouse) in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same individual income level in the current year, or had joint income with spouse in excess of $300,000 in each of the two most recent years and has a reasonable expectation of reaching the same joint income level in the current year (income for this purpose is computed by adding the following items to adjusted gross income for federal income tax purposes: amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and amounts by which income from long-term capital gains have been reduced in arriving at adjusted gross income);

☐                                    the Subscriber is an organization described in section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, and was not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐                                    the Subscriber is the trustee of a trust with total assets in excess of $5,000,000, not formed for the specific purposes of acquiring the securities offered, whose purchase is directed by a person with such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

☐                                    the Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the 1940 Act) or a business development company as defined in section 2(a)(48) of the 1940 Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐                                    the Subscriber is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the Advisers Act);

1  For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property, but excluding the value of the primary residence of such natural person (and including property owned by a spouse other than the primary residence of the spouse), over total liabilities. (For this purpose, the amount of any mortgage or other indebtedness secured by an undersigned’s primary residence should not be included as a “liability,” except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness, provided that if such mortgage or other indebtedness is incurred within sixty (60) days preceding the purchase of the Interests and is not in connection with the purchase of the primary residence, such mortgage or other indebtedness should be treated as a “liability.”)

☐                                    the Subscriber is an investment company registered under the 1940 Act or a business development company as defined in Section 2(a)(48) of the 1940 Act;

☐                                    the Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

☐                                    the Subscriber is an entity in which all of the equity owners are accredited investors (IN WHICH EVENT, THIS AGREEMENT MUST BE COMPLETED BY EACH SUCH EQUITY OWNER).

The Subscriber represents to you that the Subscriber has the financial resources available so as to be able to withstand a complete loss of the investment.

Representations and Warranties of Subscriber

The Subscriber makes the following additional agreements, representations, declarations, acknowledgments and warranties with the intent that the same may be relied upon in determining his suitability as a purchaser of an Interest in the Partnership:

(1)           The Subscriber acknowledges and agrees that the distribution of this Agreement, the Partnership Agreement or any other materials in connection with the investment in Interests does not constitute an offer to sell or the solicitation of an offer to buy in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction and that such distribution and the offer and sale of the Interests in certain jurisdictions may be restricted by law. The Subscriber was offered the Interests in the state listed in the Subscriber’s permanent address set forth in the purchaser questionnaire attached hereto and intends that the securities law of that state govern the Subscriber’s subscription. The Subscriber agrees that, in the event its principal place of business, or principal residence if an individual, changes from that represented in the Subscriber Questionnaire, he will promptly notify the Partnership.

(2)           The Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under Securities Act, and has checked the box or boxes above which are next to the category or categories under which the Subscriber qualifies as an accredited investor.  Further, the Subscriber understands that: (i) the Partnership does not intend to register as an investment company under the 1940 Act, and (ii) the Subscriber will not be afforded the protections provided to investors in registered investment companies under the 1940 Act.

(3)           The Subscriber has received, read, understands and is fully familiar with the form of the Partnership Agreement provided to the Subscriber.  The Subscriber has also carefully reviewed the summary of certain terms of the Partnership Agreement attached as Appendix F hereto and the risk factors contained in Appendix D, including the section entitled “Conflicts of Interest”. The Subscriber hereby waives all claims that it may have in respect of any such conflicts of interest that now exist or that may arise in the future.

(4)           The Interest subscribed for herein will be acquired solely by and for the account of the Subscriber, for investment, and is not being purchased for subdivision, fractionalization, resale or distribution; the Subscriber has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge all or any part of the Interest for which the Subscriber hereby subscribes, and the Subscriber has no present plans or intentions to enter into any such contract, undertaking or arrangement.  In order to induce the Partnership to issue and sell the Interest subscribed for hereby to the Subscriber, the Subscriber agrees that the Partnership will have no obligation to recognize the ownership, beneficial or otherwise, of such Interest by anyone but the Subscriber.

(5)           The Subscriber agrees that he will not transfer the Interest or any right to the Interest, unless and until the General Partner shall have consented thereto (which consent may be withheld in the absolute discretion of the General Partner).  The Subscriber acknowledges that it may not sell, transfer, pledge or otherwise dispose of the Interest without registration under the Securities Act or the Laws unless an exemption from registration is available.  Further, the Subscriber shall provide, if the General Partner so requires, an opinion of counsel satisfactory to the General Partner, that the intended disposition will not operate to terminate the Partnership for federal income tax purposes, and will not violate the Securities Act or any applicable state securities law or the rules and regulations of the Securities and Exchange Commission or of any state securities commission promulgated under such statutes.

(6)           The Interest has not and will not be registered under the Securities Act and cannot be sold or transferred without compliance with the registration provisions of said Act or compliance with exemptions, if any, available thereunder.  The Subscriber understands that the Partnership has no obligation or intention to register the Interest under any federal or state securities act or law, or to file the reports to make public the information required by Rule 144 under the Securities Act.

(7)           The Subscriber acknowledges that the Partnership will invest in stock and debt issued by Taseko Mines Limited, a British Columbia corporation whose shares are traded on the Toronto Stock Exchange and the New York Stock Exchange (the Target). The Subscriber expressly represents that the Subscriber: (a) has such knowledge and experience in financial and business matters in general, and in investments of the type described in the Partnership Agreement in particular, and is capable of evaluating the merits, risks and other facets of the subject investment; (b) has no need for liquidity with respect to its investment in the Interest to satisfy any existing or contemplated undertaking or indebtedness; (c) is able to bear the economic risk of an investment in the Interest for an indefinite period of time, including the risk of losing all of its investment, and the loss of its entire investment in the Interest would not materially adversely affect the standard of living of the Subscriber and the Subscriber ‘s family; (d) has received no tax advice with respect to the subject investment from the Partnership or the General Partner; (e) has consulted, to the extent deemed appropriate by the Subscriber, with the Subscriber’s own advisors as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in Interests and on that basis believes that an investment in the Interests is suitable and appropriate for the Subscriber; (f) without limiting the foregoing, either secured independent tax advice with respect to its investment in the Interest or that it is sufficiently familiar with the income taxation of U.S. partnerships and relating to equity and debt interests in Canadian corporations such as the Target that it deemed such independent advice to be unnecessary; (g) has participated in other privately placed investments and/or has such knowledge and experience in business and financial matters, has the capacity to protect its own interest in investments like the subject investment, and is capable of evaluating the risks, merits and other facets of the subject investment; (h) has carefully reviewed the annual and interim financial statements and the annual information form of the Target, as well as the instruments creating the debt that the Partnership will purchase, all of which are attached as Appendix H; and (i) has been encouraged by the General Partner to review in detail the complete continuous disclosure record of the Target, which is available at www.sedar.com.

(8)           The Subscriber acknowledges that the Partnership has made available to the Subscriber all documents pertaining to the investment opportunity that the Subscriber has requested, and has allowed the Subscriber an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in any documents received by the Subscriber from the Partnership.

(9)           In evaluating the suitability of an investment in the Interest, the Subscriber, acknowledges that he has relied solely upon the information previously received from the General Partner, and independent investigations made by the Subscriber in making the decision to purchase the Interest subscribed for herein, and acknowledges that no representations or agreements (oral or written) have been made to the Subscriber with respect thereto.  The Subscriber acknowledges that the information delivered to the Subscriber by the General Partner supersedes any prior information submitted to him or it regarding the investment opportunity.

(10)         The Subscriber was not induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the internet, television, radio or other medium; and (b) any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

(11)         The Subscriber expressly acknowledges that: (a) the Partnership is recently established and, therefore, has limited financial and operating history and, further, the Interest is a speculative investment that involves a high likelihood of loss of the entire investment of the Subscriber in the Partnership; (b) no federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the Partnership Agreement or related documents, or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of the Interest as an investment; (c) there are restrictions on the transferability of the Interest; there will be no public market for the Interest and, accordingly, it may not be possible for the Subscriber to liquidate his investment in the Interest; and (d) if the Interest is certificated the General Partner may issue the certificate with a legend describing the restrictions on transfer; have a restrictive legend, stop transfer instructions shall be noted in the appropriate records of the Partnership and the original executed copy of the Agreement will be retained by the Partnership.  Further, the Subscriber represents and warrants that, unless separately acknowledged in writing by the General Partner on the date of acceptance of this Agreement, there are no governmental orders, permissions, consents, approvals or authorizations that are required to be obtained and/or observed, and no registrations or other filings (other than a notice of exempt offering on Form D under the Securities Act or other similar filings under any applicable U.S. state “blue sky” law) are required to be made (in each case whether regarding registration as a lobbyist, investment advisor and/or other status or category, or otherwise (including restrictions on gifts, political contributions or other activities) for the Partnership, the General Partner or their respective affiliates or employees in connection with the purchase of Interests by the Subscriber and/or the Subscriber’s status as a limited partner of the Partnership.

(12)         All information that the Subscriber has provided concerning itself and its financial condition is correct and complete as of the date set forth on the signature page hereto, and if there should be any material change in such information prior to the acceptance of his subscription for the Interest that he is purchasing, he or it will immediately provide such information to the General Partner.

(13)         If the Subscriber is a natural person, (A) the Subscriber has been furnished with and has carefully reviewed the General Partner’s privacy policy attached hereto as Appendix C and (B) the Subscriber has all requisite legal capacity to acquire and hold the Interests and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Subscriber in connection with this subscription for Interests.

(14)         If the Subscriber is not a natural person, (A) the Subscriber is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority to conduct its business as it is now being conducted and is proposed to be conducted, (B) the Subscriber has the power and authority to enter into this Agreement, the Partnership Agreement and each other document required to be executed and delivered by the Subscriber in connection with this subscription for

Interests, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (C) the person signing this Agreement on behalf of the Subscriber has been duly authorized to execute and deliver this Agreement, the Partnership Agreement and each other document required to be executed and delivered by the Subscriber in connection with this subscription for Interests.

(15)         The execution and delivery by the Subscriber of, and compliance by the Subscriber with, this Agreement, the Partnership Agreement and each other document required to be executed and delivered by the Subscriber in connection with this subscription for Interests does not conflict with, or constitute a default under, any instruments governing the Subscriber, any law, regulation or order, or any agreement to which the Subscriber is a party or by which the Subscriber is bound. This Agreement has been duly executed by the Subscriber and constitutes, and the Partnership Agreement, when the Subscriber is admitted as a limited partner, will constitute, a valid and legally binding agreement of the Subscriber, enforceable against it in accordance with its terms.

(16)         The Subscriber is not acting (directly or indirectly) on behalf of, a “Plan” (as defined below) which is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (ERISA), Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the Code), or any provisions of any other U.S. federal, state, local, non-U.S. or other laws or regulations that are similar to those provisions contained in such portions of ERISA or the Code.  “Plan” includes (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, account or arrangement is subject to Section 4975 of the Code, (iii) an insurance company using general account assets if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder and (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements, for purposes of ERISA, or otherwise.

(17)         Neither the Subscriber, nor any of its direct or indirect beneficial owners, appears on (x) the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC) or (y) the Annex to United States Executive Order 132224 — Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism. Neither the Subscriber, nor any direct or indirect beneficial owner, (1) is an individual or entity that resides in, is organized or chartered in, or has its principal place of business or a majority of its business operations (measured by revenues) in, a country or territory that (A) is subject to the sanctions/embargo programs administered by OFAC, (B) appears on the Financial Action Task Force on Money Laundering list of Non-Cooperative Countries or Territories, or (C) is designated by the U.S. Secretary of the Treasury pursuant to the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (the PATRIOT Act) as warranting special measures or as being of primary money laundering concern; (2) is an individual or entity that is named on any list maintained by the U.S. Securities and Exchange Commission, the U.S. Federal Bureau of Investigation, the U.S. Secretary of the Treasury, or other similar or successor entities that relates to money laundering, terrorist financing or similar financial crimes; (3) is a financial institution designated by the U.S. Secretary of the Treasury as warranting special measures or as being of primary money laundering concern; (4) is a prohibited “foreign shell bank” as described in Section 5318(j) of Title 31 of the United States Code or a U.S. financial institution that has established, maintains, administers or manages an account in the U.S. for, or on behalf of, a prohibited “foreign shell bank”; or (5) is otherwise a party with which the Partnership is prohibited to deal under the laws of the United States.

(18)         The Subscriber further represents and warrants that the Subscriber: (1) has conducted thorough due diligence with respect to all of its directors, officers and beneficial owners; (2) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (3) has obtained and will retain evidence of any such identities and background information, any such source of funds and any such due diligence. The Subscriber further represents that it and its investment in Interests is in compliance with all U.S. and non-U.S. anti-money-laundering and similar laws, rules, regulations or orders applicable to it (including, without limitation, any relevant anti-money laundering law, rule, regulation or order administered by OFAC, including Subtitle B, Chapter V of Title 31 of the U.S. Code of Federal Regulations, as amended from time to time). The Subscriber further represents that the Subscriber does not know or have any reason to suspect that (1) the monies used to fund the Subscriber’s investment in the Interests have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities and (2) the proceeds from the Subscriber’s investment in the Interests will be used to finance any illegal activities.

(19)         The Subscriber agrees and acknowledges that, among other remedial measures, (1) the General Partner may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional investments by the Subscriber and/or segregating assets of the Subscriber in compliance with governmental regulations, if the General Partner determines in its good faith that such action is in the best interests of the Partnership; and (2) the General Partner may be required to report such action or confidential information relating to the Subscriber (including, without limitation, disclosing the Subscriber’s identity) to the regulatory authorities. The Subscriber represents that in the event that it (i) is, (ii) receives deposits from, (iii) makes payments to, or (iv) conducts transactions relating to, a non-U.S. banking institution (a Non-U.S. Bank) in connection with the Subscriber’s investment in Interests, such Non-U.S. Bank: (A) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities; (B) employs one or more individuals on a full-time basis; (C) maintains operating records related to its banking activities; (D) is subject to inspection by the banking authority that licensed it to conduct banking activities; and (E) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate.

(20)         The Subscriber further represents and warrants that to, the best of its knowledge, none of the Subscriber, the Subscriber’s direct or indirect beneficial owners or any person for whom the Subscriber is acting as agent or nominee in connection with the Subscriber’s investment in the Interests is a senior foreign political figure2 or any immediate family member3 or close associate4 of a senior foreign political figure as such terms are defined in the footnotes below.

(21)         The Subscriber acknowledges and agrees that the General Partner and/or its affiliates may use the information provided to them in connection with the Subscriber’s subscription for Interests to comply with its obligations under any applicable anti-money laundering, anti-financial crime and countering terrorist financing laws and related laws, rules and regulations, and as the General Partner otherwise deems necessary in connection with the businesses of the Partnership.

(22)         If the Subscriber is a partnership, a limited liability company treated as a partnership for United States federal income tax purposes, a grantor trust (within the meaning of Code Sections 671-679) or an

2  A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3  “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4  A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

S corporation (within the meaning of Code Section 1361) (each a flow-through entity), the Subscriber represents and warrants that either:

(i)                                     no person or entity will own, directly or indirectly through one or more flow-through entities, an interest in the Subscriber such that more than 70% of the value of such person’s or entity’s interest in the Subscriber is attributable to the Subscriber’s investment in the Partnership; or

(ii)                                  if one or more persons or entities will own, directly or indirectly through one or more flow-through entities, an interest in the Subscriber such that more than 70% of the value of such person’s or entity’s interest in the Subscriber is attributable to the Subscriber’s investment in the Partnership, neither the Subscriber nor any such person or entity has or had any intent or purpose to cause such person (or persons) or entity (or entities) to invest in the Partnership indirectly through the Subscriber in order to enable the Partnership to qualify for the 100-partner safe harbor under U.S. Department of Treasury Regulation Section 1.7704-1(h).

(23)         The Subscriber has provided the General Partner together with this Agreement a properly completed and executed U.S. tax form (either a Form W-9 for U.S. persons or a Form W-8BEN, Form W-8BEN-E, FormW-8IMY, Form W-8EXP, and/or Form W-8ECI for a non-U.S. person).  The Subscriber agrees to execute properly and provide to the General Partner in a timely manner any tax documentation or information that may be reasonably required by the General Partner in connection with the Partnership (including, but not limited to (x) the name, address and tax identification number of any “substantial U.S. owner” of the Subscriber or other information required to reduce or eliminate any withholding tax directly or indirectly imposed on or collected by or with respect to the Partnership pursuant to Sections 1471 through 1474 of the Code, an intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Code or any similar regime under non-U.S. law implementing such intergovernmental agreement (FATCA) and (y) any other information reasonably requested by the General Partner that is necessary for the Partnership to comply with its obligations pursuant to FATCA). The Subscriber will promptly notify the General Partner in writing if any information provided to the General Partner pursuant this paragraph changes (including in the event the IRS terminates any agreement entered into with the Subscriber under Section 1471(b) of the Code). If the Subscriber fails to supply sufficient information, including such information as requested by the General Partner pursuant to this paragraph, on a timely basis (taking into account, without limitation, the time that the General Partner reasonably requires to process such information), the Subscriber acknowledges that it may be subject to a 30% U.S. withholding tax imposed on (a) U.S.- sourced dividends, interest and certain other income, and (b) gross proceeds from the sale or other disposition of U.S. stocks, debt instruments and certain other assets.

(24)         The Subscriber is not subject to the U.S. Freedom of Information Act, 5 U.S.C. § 552, (FOIA), any state public records access laws, the laws of any state or other jurisdiction similar in intent or effect to FOIA, or any other similar statutory or legal right or obligation that might result in the disclosure of confidential information relating to the Partnership.

(25)         No other person or persons (e.g., by way of example, and not limitation, “nominee” investors) have a beneficial interest in the Interests to be acquired hereunder (other than as a shareholder, partner or other beneficial owner of equity interests in the Subscriber).

Representations and Warranties of the Partnership

The General Partner, on behalf of the Partnership, makes the following representations with the intent that the same may be relied upon by the Subscriber:

(1)           The Partnership is a limited partnership duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.  The General Partner is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.  Each of the Partnership and the General Partner is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required by applicable law.

(2)           Immediately prior to the Initial Closing and the issuance of any Interests to the Subscriber and/or the other the subscribers, the capitalization of the Partnership is as set forth on Appendix F.  A capitalization table showing the Partnership’s anticipated capital structure immediately following the Initial Closing (assuming the offering of $• is fully subscribed) is attached  as Appendix G.  Except for (i) the Interests to be issued pursuant to this Agreement, and (ii) the Interests to be issued to the other subscribers pursuant to subscription agreements in the form of this Agreement validly executed and delivered by such other subscribers and accepted by the Partnership, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Partnership any of its limited partnership interests, or any securities convertible into or exchangeable for limited partnership interests.

(3)           All action required to be taken by the General Partner in order to authorize the Partnership to enter into this Agreement and to issue the Interests at each closing, has been taken or will be taken prior to each closing.  This Agreement, when executed and delivered by the General Partner on behalf of the Partnership, shall constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(4)           The Interests, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Partnership Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Subscriber.  Assuming the accuracy of the representations of the Subscriber in this Agreement and subject to filings pursuant to Regulation D of the Securities Act and applicable state securities laws, the Interests will be issued in compliance with all federal and state securities laws applicable to the Partnership.

(5)           There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending, or to the General Partner’s knowledge, currently threatened (i) against the Partnership or the General Partner, or (ii) that questions the validity of this Agreement, the Partnership Agreement or the right of the Partnership to enter into them, or to consummate the transactions contemplated by this Agreement.

(6)           The Partnership is not in violation or default (i) of any provisions of the Partnership Agreement, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to the Partnership.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or constitute, with or without the passage of time and giving of notice, any such default.

(7)           The Partnership is not registered, or required to register, as an “investment company” as such term is defined in the 1940 Act.

Indemnification

The representations, warranties, covenants, agreements and confirmations made by the Subscriber in this Agreement (including the Subscriber Questionnaire) shall survive the closing of the transactions contemplated hereby and any investigation made by the General Partner. The Subscriber understands that the information provided herein will be relied upon by the Partnership and the General Partner for the purpose of determining the eligibility of the Subscriber to purchase Interests in the Partnership.  The Subscriber hereby agrees to indemnify the Partnership, the General Partner and their Affiliates, agents and employees, and hold each of them harmless against any and all loss, damage, liability or expense, including reasonable attorneys’ fees and costs, which they or any of them may suffer, sustain or incur by reason of or in connection with any misrepresentation or breach of warranty or agreement made by the Subscriber in this Agreement (including the Subscriber Questionnaire) in any other document provided by the Subscriber to the General Partner or in any agreement executed by the Subscriber with the Partnership or the General Partner in connection with the Subscriber’s investment in Interests, or in connection with the sale or distribution by the Subscriber of the Interest purchased by the Subscriber pursuant hereto in violation of the Securities Act or any other applicable law.

Acceptance and Revocation

The Subscriber understands and agrees that this subscription may be accepted or rejected by the General Partner, in whole or in part, in its sole and absolute discretion, and if accepted, the Interest purchased pursuant hereto will be issued only in the name of the Subscriber.  The Subscriber hereby acknowledges and agrees that this Agreement may not be cancelled, revoked or withdrawn, and that this Agreement and the documents submitted herewith shall survive: (a) changes in the transactions, documents and instruments described in the information and related documents that are not material; and (b) the death or disability of the Subscriber; provided, however, that if the General Partner shall not have accepted this Agreement on or before the closing date set forth on the signature page attached hereto by depositing in the United States mail, postage prepaid, a written notice of acceptance addressed to the Subscriber at the address set forth on the Subscriber Questionnaire or by admitting the Subscriber as a limited partner of the Partnership with respect to the Interest subscribed for hereby, this Agreement and all documents submitted herewith shall automatically be cancelled, terminated and revoked, and all funds heretofore or herewith paid shall be returned promptly to the Subscriber or its successor without interest.

Miscellaneous

All information which the Subscriber has provided to the Partnership, including the information in the Subscriber Questionnaire, is correct and complete as of the date hereof, and the Subscriber agrees to notify the General Partner immediately if any representation or warranty contained in this Agreement, including the Subscriber Questionnaire, becomes untrue at any time. The Subscriber agrees to provide such information with respect to itself and its direct and indirect beneficial owners (including, without limitation, personal identification information) and execute and deliver such documents as the General Partner may from time to time reasonably request to verify the accuracy of the Subscriber’s representations and warranties herein, establish the identity of the Subscriber and the direct and indirect participants in its investment in Interests and/or to comply with any law, rule or regulation to which the Partnership or the General Partner may be subject, including, without limitation, compliance with anti-money laundering laws and regulations, or for any other reasonable purpose.

Distributions to the Subscriber in respect of its Interests shall be made to the account(s) specified in the Subscriber Questionnaire; provided, that unless the General Partner agree otherwise, the name of the account to which distributions are made pursuant to the Partnership Agreement must be the name of the Subscriber set forth in the Subscriber Questionnaire.

The Subscriber understands and agrees that the General Partner may present this Agreement and the information provided in answers to it, the representations, warranties and covenants made herein and any other information regarding the Subscriber furnished to the Partnership to such parties as it deems advisable if called upon to establish the availability under any applicable law of an exemption from registration of the Interests or of the Partnership, to comply or to demonstrate compliance with any laws, rules or regulations to which the Partnership, the General Partner or any investment by the Partnership or any service provider to any of the foregoing is or becomes subject, or if the contents thereof are relevant to any issue in any investigation, action, suit or proceeding to which the General Partner or the Partnership is a party or by which it is or may be bound or as otherwise deemed appropriate by the General Partner. The General Partner may also release information about the Subscriber if directed to do so by the Subscriber, if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation.

Concurrently with the Subscriber’s execution of this Agreement, the Subscriber will (i) execute and deliver to the General Partner the signature page of the Partnership Agreement attached as Appendix A and (ii) complete the Subscriber Questionnaire attached as Appendix B.

This Agreement, and the representations and warranties contained herein shall be binding upon the assigns, heirs, executors, administrators and other successors of the Subscriber.  If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the Subscriber are made jointly and severally.  This Agreement shall be governed by the laws of the State of Delaware.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PARTNERSHIP AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

The Subscriber hereby subscribes for the Interest set forth below, acknowledges that the information contained in the Subscriber Questionnaire is true and correct and agrees to be bound by the terms of the Agreement to which this signature page is a part.

NOTICE TO FLORIDA INVESTORS ONLY:

IN THE EVENT THAT FIVE (5) OR MORE FLORIDA RESIDENTS SUBSCRIBE FOR THE SECURITIES OFFERED HEREBY THEN FLORIDA RESIDENTS MAY VOID THEIR SUBSCRIPTIONS BY NOTIFYING THE GENERAL PARTNER WITHIN THREE (3) DAYS OF THE PURCHASE OF THE SECURITIES AS REQUIRED BY SECTION 517.061(11)(A)5 OF THE FLORIDA STATUTES.

SIGNATURE(S) BELOW CONSTITUTES A SUBSCRIPTION FOR AN INTEREST IN RAGING RIVER CAPITAL LP.

IN WITNESS WHEREOF, the Subscriber has executed this Agreement on the date set forth below.

Date:

Aggregate Subscription Amount:

(Signature of Subscriber)	(Signature of Co-Subscriber)

(Printed Name of Subscriber)	(Printed Name of Co-Subscriber)

(Residence of Subscriber)	(Residence of Co-Subscriber)

Insert name of entity if investor is an entity

Insert title of signatory (if an entity investor)

ACCEPTANCE OF SUBSCRIPTION

***To be completed by the General Partner***

The Partnership hereby accepts the above application for subscription for the Interests in RAGING RIVER CAPITAL LP.

Accepted this         day of                  , 2015.

RAGING RIVER CAPITAL LP

A Delaware limited partnership

By: Raging River Capital GP LLC, its general partner

By:
Signature

Name/Title

APPENDIX A

LIMITED PARTNER SIGNATURE PAGE
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF RAGING RIVER CAPITAL LP

IN WITNESS WHEREOF, the undersigned hereby executes the Amended and Restated Limited Partnership Agreement of Raging River Capital LP as it may be duly amended or restated from time to time in accordance with the provisions thereof, and agrees effective as of the date of his, her or its admission to be bound as a party to the Amended and Restated Limited Partnership Agreement and has caused this signature page to be duly executed by the undersigned.

Type or print name

By:
Name:

Title:

ACCEPTED:

RAGING RIVER CAPITAL LP

A Delaware limited partnership

By: Raging River Capital GP LLC, its general partner

By:
Signature

Name/Title

A-1

APPENDIX B

FORM OF SUBSCRIBER QUESTIONNAIRE FOR RAGING RIVER CAPITAL LP

TO BE PROVIDED BY ALL INVESTORS

(Please print or type)

PART I. General Information

1.  Print Full Name of Subscriber:

Name of Co-Subscriber (if any):

Name and Title of signatory (if an entity subscriber):

2.  Total Investment Amount: $

3.  Subscriber will own the Interest as (check only one):

☐ An Individual who is a U.S. person

☐ An Individual who is not a U.S. person

☐ Trust

☐ Tenants by the Entireties*

☐ Joint Tenants with Rights of Survivorship*

☐ Community Property*

☐ Tenants in Common*

☐ Individual Retirement Account (IRA)* (Signature of Custodian required)

☐ Pension Plan (specify U,S. or non-U.S., public or private:                     )

☐ Partnership

☐ Limited Liability Company

☐ Corporation

☐ Broker/Dealer

☐ Endowment

☐ Foundation

☐ Other (please specify)

* Two or more signatures required

4.	Federal Tax ID or Social Security Number of Subscriber:

Federal Tax ID or Social Security Number of Co-Subscriber:

5.	Marital Status: (individual Subscribers only)

6.	Date of Birth: (individual Subscribers only)

7.	Address:
(street) (city) (state) (zip)

8.	Telephone Number:

9.	Mailing Address (if different than address):
(street) (city) (state) (zip)

10.	E-mail Address:

11.	If the Subscriber’s tax year ends on a date other than December 31, please indicate such date:

12.  If Trust: Trust Name /Date of Trust:

13.  If Pension Plan/Name:

Type of Plan:

14.  State of Organization/Formation if an entity is the Subscriber

15.  Bank Information.  For distributions of cash, please wire funds to the following bank account:

Bank Name:

Bank Location:

ABA Routing Number:

SWIFT Code (if applicable):

Account Number:

Account Name:

For further credit to Name (if any):

For further credit to Account Number (if any):

Reference: Contact (if any):

16.  For distributions in-kind, credit securities to my brokerage account at the following firm:

Firm Name:

Address:

Account Name:

Account Number:

DTC Number:

Part II — 1940 Act Matters.  Entities should answer each of the questions in this Part.

1(a).        Is the Subscriber a private investment company which is not registered under the 1940 Act in reliance on:

Section 3(c)(1) thereof? ☐  Yes           ☐  No

Section 3(c)(7) thereof? ☐  Yes           ☐  No

1(b).        Is the Subscriber an “investment company” registered or required to be registered under the 1940 Act?

☐  Yes               ☐  No

1(c).        Is the Subscriber a “business development company,” as defined in Section 2(a)(48) of the 1940 Act?

☐  Yes               ☐  No

1(d).        Was the Subscriber organized for the specific purpose of acquiring the Interests?

☐  Yes               ☐  No

1(e).        Does the amount of the Subscriber’s subscription for the Interests in the Partnership exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Subscriber?

☐  Yes               ☐  No

1(f).        Assuming that the Subscriber owns more than 10% of the voting securities of the Partnership, does the Subscriber count as one beneficial owner under Section 3(c)(1) of the 1940 Act?

☐  Yes               ☐  No

If the answer to the above question is “No,” under Section 3(c)(1) of the 1940 Act, assuming that the Subscriber owns more than 10% of the voting securities of the Partnership, how many beneficial owners does the Subscriber count as?

2.  The Subscriber has made investments prior to the date hereof or intends to make investments in the near future and each beneficial owner of interests in the Subscriber has shared and will share in the same proportion in each such investment (e.g., no beneficial owner of the Subscriber may vary its interests in different investments made by or on behalf of the Subscriber).

☐  True                ☐  False

3.             The governing documents of the Subscriber require that each beneficial owner of the Subscriber including, but not limited to, shareholders, partners and beneficiaries, participate through his, her or its interest in the Subscriber in all of the Subscriber’s investments and that the profits and losses from each such investment are shared among such beneficial owners in the same proportions as all other investments of the Subscriber. No such beneficial owner may vary his, her or its share of the profits and losses or the amount of his, her or its contribution for any investment made by the Subscriber.

☐  True                ☐  False

4.             The Subscriber is not managed as a device for facilitating individual investment decisions of its beneficial owners, but rather is managed as a collective investment vehicle (e.g., no beneficial owner of the Subscriber has the right to “opt out” of an investment or has individual discretion over the amount of his, her or its investment).

☐  True                ☐  False

Part III.  Qualified Purchaser Matters.  All Subscribers should answer the following questions.

(a) Please indicate with an “X” the category or categories, if any, that accurately describe the Subscriber and qualify it as a “qualified purchaser” as defined under the 1940 Act:

☐            (1) an entity acting for its own account or the accounts of other qualified purchasers, that: (i) was not formed or reformed for the specific purpose of acquiring the securities offered by the Partnership; and (ii) which in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in Investments5;

☐            (2) a trust: (i) that was not formed or reformed for the specific purpose of acquiring the securities offered by the Partnership; and (ii) as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a qualified purchaser as described in clause (a)(1) or (a)(3) or is a natural person who owns at least $5,000,000 of Investments;6

☐            (3) a company as defined in Section 2(a)(8) of the 1940 Act7 that: (i) was not formed or reformed for the specific purpose of acquiring the securities offered by the Partnership; (ii) owns not less than $5,000,000 in Investments; and (iii) is owned, directly or indirectly, only by or for 2 or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons (a Family Company);8

☐            (4) a company in which each beneficial owner of such company’s securities is a qualified purchaser;9

☐            (5) a qualified institutional buyer as defined in paragraph (a) of Section 230.144A(a) under the Code of Federal Regulations (the CFR), acting for its own account, the account of another qualified institutional buyer or the account of a qualified purchaser provided: (i) a dealer described in paragraph (a)(1)(ii) of Section 230.144A of the CFR owns and invests on a discretionary basis at least $25 million in

5  See Annex A to this questionnaire for a definition of “Investments.”  In determining whether a company is a qualified purchaser pursuant to Part III(a)(1) there may be included Investments owned by majority-owned subsidiaries of the company, Investments owned by a company (the “Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

6  If the Subscriber is a qualified purchaser by reason of Part III(a)(2) above, a separate Subscriber Questionnaire must be submitted for each trustee, or other person authorized to make decisions with respect to the trust and each settlor or other person who has contributed assets to the trust.

7  Section 2(a)(8) of the 1940 Act defines a “company” as “a corporation, a partnership, an association, a joint- stock company, a trust, a fund, or any organized group of persons whether incorporated or not; or any receiver, trustee in a case under Title 11 of the United States Code or similar official or any liquidating agent for any of the foregoing, in his capacity as such.”

8  If the Subscriber is a qualified purchaser for the reason described in Part III(a)(3) above, additional information regarding the direct and indirect owners of the Family Company may need to be provided to the General Partner. Further, in the event the Subscriber is a qualified purchaser for the reasons referenced in Part III(a)(3)), the Subscriber may be required to enter into a letter agreement with the Partnership restricting direct and indirect transfers of beneficial interests in the Subscriber to qualified family.

9  If the Subscriber is a qualified purchaser for the reason described in Part III(a)(4) above, a separate Subscriber Questionnaire must be submitted for each beneficial owner of the Subscriber’s securities. In the event the Subscriber is a qualified purchaser for the reasons referenced in Part III(a)(4), the Subscriber may be required to enter into a letter agreement with the Partnership restricting direct and indirect transfers of beneficial interests in the Subscriber to qualified purchasers.

securities of issuers that are not affiliated persons of the dealer; and (ii) a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Section 230.144A of the CFR or a trust fund referred to in paragraph (a)(1)(i)(F) of Section 230.144A of the CFR that holds the assets of such a plan, will not be deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of such plan;

☐            (6)  a natural person who owns at least $5,000,000 of Investments; or

☐            (7)  the Subscriber is not a “qualified purchaser” as defined under the 1940 Act.

(b)           If the Subscriber is a company formed on or before April 30, 1996 that relies on the exceptions provided for in Section 3(c)(1) or 3(c)(7) of the 1940 Act to be exempt from registration as an investment company under the 1940 Act (an “excepted investment company”), the Subscriber hereby represents and warrants that all consents required under the 1940 Act to the Subscriber’s treatment as a qualified purchaser have been obtained.10

PART IV.  Qualified Client Status

Please check the box below which is next to the category under which the Subscriber qualifies as a “qualified client” within the meaning of Rule 205-3 promulgated under the Advisers Act.  The Subscriber agrees to provide such further information and execute and deliver such documents as the General Partner may reasonably request to verify that the Subscriber qualifies as a “qualified client.”

☐            (i)            A person or entity that has a net worth (or joint net worth with his or her spouse) in excess of $2,000,000.  For purposes of this item, “net worth” means the excess of total assets at fair market value (excluding the value of the primary residence of such natural person) over total liabilities (excluding the amount of indebtedness secured by the primary residence of such natural person but only up to the primary residence’s fair market value).

☐            (ii)           A person or entity that has at least $1,000,000 under the management of the General Partner.

☐            (iii)          A person or entity that is a qualified purchaser under the 1940 Act (a natural person or company who is a “qualified purchaser” as defined in Section 2(a)(51)(A) of the 1940 Act at the time of entering into this  Agreement), provided, that, for the purposes of this item, if the Subscriber is a private investment company which is not registered under the 1940 Act in reliance on Section 3(c)(1) thereof, such Subscriber must also confirm that each beneficial owner thereof is a “qualified client” within the meaning of Rule 205-3 promulgated under the Advisers Act.

☐            (iv)          A person who is an executive officer, director, trustee, general partner, or person serving in a similar capacity, of the General Partner.

10  The 1940 Act and the rules and regulations thereunder require that (i) all “beneficial owners” of outstanding securities (other than “short-term paper”) of such Subscriber that acquired their interests on or before April 30, 1996, and (ii) all “beneficial owners” of any other excepted investment company that is a “beneficial owner” of outstanding securities (other than “short-term paper”) of such Subscriber that acquired their interests in such other excepted investment company on or before April 30, 1996, consent to such treatment. Terms in quotes in the preceding sentence refer to such terms as interpreted under the 1940 Act. The unanimous consent of all trustees, directors or general partners of a beneficial owner which is a trust or company referred to in Part III(a)(2) or Part III(a)(3) shall constitute consent of a beneficial owner for purposes of this Part III(b).

☐            (v)           A person who is an employee of the General Partner (other than an employee performing solely clerical, secretarial or administrative functions with regard to the General Partner) who, in connection with his or her regular functions or duties, participates in the investment activities of the General Partner, provided that such employee has been performing such functions and duties for or on behalf of General Partner, or substantially similar functions or duties for or on behalf of another company, for at least 12 months.

Part V.  Anti-Money Laundering and Evidence of Authorization

(a)           Please fill out the following table including the name and country of citizenship for:

(i)             each individual that is a director and significant11 shareholder if the Subscriber is a corporation;

(ii)          the ultimate owner(s) of the Subscriber’s general partner(s) and significant2 limited partners if the Subscriber is a partnership;

(iii)       the ultimate owner(s) of the Subscriber’s managing members and significant members if the Subscriber is a limited liability company; or

(iv)      the Subscriber’s settlor and/or grantor, trustees and beneficiaries if the Investor is a trust.

You may make additional copies of the table below as necessary.

Name	Country of Citizenship

(b)           Does the Subscriber’s charter or constitutional documents allow for issuance for certificates of ownership in bearer form?

☐  Yes               ☐  No

(c)           Has the Subscriber issued certificates of ownership in bearer form?

☐  Yes               ☐  No

(d)           Please provide the following supporting documentation:

For entity purchasers the General Partner requires the following evidence of the authorization of the entity to make investments of this type and/or of the authority of the signatory to bind the entity making the investment:

11             Significant” means a holder of more  than 10% of the equity interests of the Subscriber.

•                  Corporations should provide a good-standing certificate or comparable document evidencing due formation and organization and continued authorization to do business in the jurisdiction of organization and a resolution to the effect that the investment is authorized and certifying as to the persons authorized to act on behalf of the corporation.

•                  Limited liability companies should provide a good-standing certificate or comparable document evidencing due formation and organization and continued authorization to do business in the jurisdiction of organization and a copy of the limited liability company agreement.

•                  Partnerships should provide a good-standing certificate or comparable document evidencing due formation and organization and continued authorization to do business in the jurisdiction of organization and a copy of the partnership agreement.

•                  Trusts should provide a copy of the trust agreement.

•                  Each of the entities described above should provide a document identifying all persons who ultimately, directly or indirectly, beneficially own 10% or more of the proceeds of or the control rights of the Subscriber.

•                  Each Entity should provide a document identifying its authorized signatories with corresponding specimen signatures.

•                  Each Subscriber that is an individual and each signatory executing the Agreement on behalf of an entity (including signatories signing under power of attorney on behalf of such individual) should provide a photocopy of his or her government-issued form of picture identification. Acceptable identification includes either a (A) U.S. driver’s license, for residents of the U.S. or (B) passport. Identification must be current (i.e. non-expired) and the copy must be legible.

*                     *                     *

[Remainder of Page Intentionally Left Blank]

The Subscriber understands that the foregoing information will be relied upon by the Partnership and the General Partner for the purpose of determining the eligibility of the Subscriber to purchase and own Interests in the Partnership.  The Subscriber agrees to notify the General Partner immediately if any representation, warranty or information contained in this Agreement, including this Subscriber Questionnaire, becomes untrue at any time.  The Subscriber agrees to provide such information and execute and deliver such documents regarding itself and all of its beneficial owners as the General Partner may reasonably request from time to time to substantiate the Subscriber’s status as an accredited investor, a qualified purchaser or to otherwise determine the eligibility of the Subscriber to purchase Interests in the Partnership, to verify the accuracy of the Subscriber’s representations and warranties herein or to comply with any law, rule or regulation to which the Partnership or the General Partner may be subject, including compliance with anti-money laundering laws and regulations.  To the fullest extent permitted by law, the Subscriber agrees to indemnify and hold harmless the General Partner, the Partnership and each member or partner thereof from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Subscriber contained in this Agreement (including the Subscriber Questionnaire) or in any other document provided by the Investor to the Partnership or in any agreement (other than the Partnership Agreement) executed by the Subscriber with the Partnership or the General Partner in connection with the Subscriber’s investment in the Interests.

Signatures:

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER SUBSCRIBER:

(Print Name of Entity)

By:

(Signature)

(Print Name and Title of Signatory)

INDIVIDUAL:

(Print Name)

(Signature)

Annex A to Appendix B

DEFINITION OF “INVESTMENTS”

The term investments means:

(1)           securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Investor that owns such securities, unless the issuer of such securities is:

(i) an investment company or a company that would be an investment company but for the exclusions or exemptions provided by the Investment Company Act, or a commodity pool;

(ii) a Public Company (as defined below); or

(iii) a company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the Partnership’s most recent financial statements; provided that such financial statements present the information as of a date within 16 months preceding the date on which the Investor acquires the Interests;

(2)           real estate held for investment purposes;

(3)           Commodity Interests (as defined below) held for investment purposes;

(4)           Physical Commodities (as defined below) held for investment purposes;

(5)           to the extent not securities, Financial Contracts (as defined below) entered into for investment purposes;

(6)           in the case of an Investor that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, or a commodity pool, any amounts payable to such Investor pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Investor upon the demand of the Investor; and

(7)           cash and cash equivalents (including foreign currencies) held for investment purposes.

Real estate that is used by the owner or a Related Person (as defined below) of the owner for personal purposes, or as a place of business, or in connection with the conduct of the trade or business of such owner or a Related Person of the owner, will NOT be considered real estate held for investment purposes; provided that real estate owned by an Investor who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes.  However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Code.

A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by the Investor who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or Financial Contracts in connection with such business may be deemed to be held for investment purposes.

Commodity Interests means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

(i) any contract market designated for trading such transactions under the U.S. Commodity Exchange Act, as amended, and the rules thereunder; or

(ii) any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the U.S. Commodity Exchange Act, as amended.

Public Company means a company that:

(i) files reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; or

(ii) has a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S under the Securities Act.

Financial Contract means any arrangement that:

(i) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(ii) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and

(iii) is entered into in response to a request from a counter-party for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement.

Physical Commodities means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Interests above.

Related Person means a person who is related to the Investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the Investor, or is a spouse of such descendant or ancestor, provided that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such an owner.  Family Company means a company, partnership or trust that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established for the benefit of such persons.

For purposes of determining the amount of investments owned by a company, there may be included investments owned by majority-owned subsidiaries of the Partnership and investments owned by a company (Parent Company) of which the Partnership is a majority-owned subsidiary, or by a majority-owned subsidiary of the Partnership and other majority-owned subsidiaries of the Parent Company.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investment held jointly with such person’s spouse, or investments in which such person shares with such person’s spouse a community property or similar shared ownership interest.  In determining whether spouses who are making a joint investment in the Partnership are qualified purchasers, there may be included in the amount of each spouse’s investments any investments owned by the other spouse (whether or not such investments are held jointly).  There shall be deducted from the amount of any such investments any amounts specified by paragraph 2(a) of Annex 2 incurred by such spouse.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investments held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

APPENDIX C

PRIVACY NOTICE

Your privacy is very important to us. This notice (this Privacy Notice) is provided by Raging River Capital GP LLC, the general partner of Raging River Capital LP (the Partnership), on behalf of the Partnership, and sets forth the policies of the Partnership with respect to the collection, sharing and protection of non-public personal information of the Partnership’s investors, prospective investors and former investors. These policies may be changed at any time, provided a notice of such change is given to you. Please read this Privacy Notice carefully to understand what we do with your personal information.

We collect personal information, such as your address, social security number, assets, transaction and/or income information, for example, when you: (i) provide it to us in the Agreement and related documents; (ii) provide it to us in correspondence and conversations with the Partnership’s representatives; or (iii) undertake transactions with the Partnership, such as when you purchase securities from us, tell us where to send money or make a wire transfer. We also may collect your personal information from other sources, such as affiliates.

We may disclose information about our investors, prospective investors or former investors to affiliates (i.e., financial and non-financial companies related by common ownership or control) or non-affiliates (i.e., financial or non-financial companies not related by common ownership or control) for our everyday business purposes, such as to process your transactions, maintain your account(s), respond to court orders, or in connection with litigation, government or self regulatory organization request or investigation. We will also release information about you if you direct us to do so. We do not share your information with unaffiliated third parties for them to market to you. We may disclose your information for our own marketing purposes, such as to offer our products and services to you. We may also disclose information about your transactions and experiences with us within our firm, including to our affiliates for their everyday business purposes. You cannot limit these types of sharing.

We may also disclose information you provide to us to companies that perform marketing services on our behalf, such as any placement agent the Partnership has retained or may retain.

We may also share information with our affiliates to market to you. You may prevent this type of sharing by calling us at (312) 895-4503. If you are a new investor, we can begin sharing your information with our affiliates 30 days from the date we sent this Privacy Notice. When you are no longer our investor, we may continue to share your information as described in this Privacy Notice. However, you may contact us at any time to limit our sharing of information with our affiliates to market to you. If you limit sharing for an account you hold jointly with someone else, your choices will apply to everyone on your account. State laws may give you additional rights to limit information sharing.

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

If you have any questions about this Privacy Notice, call (312) 895-4503.

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APPENDIX D

RISK FACTORS

THE PARTNERSHIP MAY BE DEEMED TO BE A SPECULATIVE INVESTMENT AND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM. INVESTMENT IN THE PARTNERSHIP IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK OF THE LOSS OF THEIR INVESTMENT, WHO HAVE LIMITED NEED FOR LIQUIDITY IN THEIR INVESTMENT AND WHO MEET THE CONDITIONS SET FORTH IN THIS AGREEMENT. THERE CAN BE NO ASSURANCES THAT THE PARTNERSHIP WILL ACHIEVE ITS INVESTMENT OBJECTIVE. INVESTMENT IN THE PARTNERSHIP INVOLVES SIGNIFICANT RISKS AND WHILE THE FOLLOWING SUMMARY OF CERTAIN OF THESE RISKS SHOULD BE CAREFULLY EVALUATED BEFORE MAKING AN INVESTMENT IN THE PARTNERSHIP, THE FOLLOWING DOES NOT INTEND TO DESCRIBE ALL POSSIBLE RISKS OF SUCH AN INVESTMENT:

Indirect Investment in Taseko Mines Limited

Substantially all of the Partnership’s assets will be invested in the Target.  As such, an investment in the Partnership is subject to the same risks as is an investment in the Target.  Investors are urged to review the risk factors contained in the Target’s most recent annual information form, a copy of which is attached in Appendix G.

Public Company Holdings

The Target is a publicly listed company.  Investments in publicly listed companies such as the Target may subject the Partnership to risks that differ in type or degree from those involved with investments in privately held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of the Partnership to dispose of such securities at certain times, increased likelihood of shareholder litigation against such companies’ board members and increased costs associated with each of the aforementioned risks.

Shareholder Activism

In order to achieve the Partnership’s investment objective it intends to acquire common shares and bonds of the Target and carry out a concerned shareholder campaign in respect of the Target, which campaign may include, among other things, retaining a proxy solicitor, engaging legal counsel on behalf of the Partnership, preparing and distributing shareholder materials and pursuing legal remedies either through regulatory authorities or courts, as appropriate. Concerned shareholder campaigns are expensive and there can be no assurance of success.  More specifically, there can be no assurance that (i) the Partnership will be able to successfully launch a concerned shareholder campaign; (ii) if a concerned shareholder campaign is launched that it will be successful; (iii) if a launched concerned shareholder campaign is successful that it will result in securities of the Target increasing in value; or (iv) the expenses incurred by the Partnership in connection with the concerned shareholder campaign will not exceed any profits resulting from any increase in the value of the Target’s securities held by the Partnership.

General Economic and Market Conditions

The success of the Target (and therefore of the Partnership’s investment in the Target) will be affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in applicable laws (including laws relating to taxation of the Target), trade barriers, currency exchange controls, the rate of inflation and local, national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations) in respect of the countries in which the Target operates. These factors may affect the volatility, prices and/or liquidity of the Target’s securities, which could impair the Partnership’s profitability or result in losses. In addition, general fluctuations in the market prices of the Target’s securities will affect the value of the Partnership’s investment in the Target.

No Assurance of Investment Return.

There can be no assurance that the Partnership will be able to generate returns for its limited partners or that the returns will be commensurate with the risks involved with an investment in the Partnership. Past performance of investment entities associated with the managers of the General Partner is not necessarily indicative of future results or performance and provides no assurance of future results or performance.

Lack of Diversification

The Partnership will have a specific investment focus and its only permitted investment will be an investment in the Target. Such an investment approach is inherently more risky and could cause a limited partner’s investment to be more susceptible to particular economic, political, regulatory or industry conditions compared with an investment vehicle that is more diversified or has a broader industry and/or geographical focus or a greater number of investments.

Currency Risks

The Partnership’s investments that are denominated in a non-U.S. currency (which may be substantially all of the Partnership’s investments at any time) are subject to the risk that the value of the particular currency will change in relation to one or more other currencies. As a result, the Partnership could realize a net loss on an investment, even if there were a gain on the underlying investment before currency losses were taken into account. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments.

Incentive Allocation

The allocation of a percentage of the Partnership’s net profits to the General Partner may create an incentive for the General Partner to cause the Partnership to make investments that are riskier or more speculative than would be the case if this allocation was not made.

Absence of Regulatory Oversight

The Partnership does not intend to register under the 1940 Act, in reliance upon an exemption available to privately offered investment companies, and, accordingly, the provisions of the 1940 Act (which, among other matters, require investment companies to have disinterested directors, require securities held in custody to at all times be individually segregated from the securities of any other person or marked to clearly identify such securities as the property of such investment company and regulate the relationship between the adviser and the investment company) will not be applicable.

No Separate Counsel; No Independent Verification

Norton Rose Fulbright acts as counsel to the General Partner and the Partnership (collectively, the Parties). The Partnership does not have counsel separate from the General Partner. Norton Rose Fulbright does not represent investors in the Partnership, and no independent counsel has been retained to act on behalf of investors in the Partnership. Norton Rose Fulbright is not responsible for any acts or omissions of the Parties (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian/prime broker or other service provider to the Parties.

Conflicts of Interest

The General Partner is not required to manage the Partnership as its sole and exclusive function and it and its affiliates may have other business interests and engage in activities in addition to those relating to the Partnership. The General Partner (and its principals, employees or affiliates) may serve as investment manager or investment advisor to other client accounts and conduct investment activities for their own accounts. Such other entities or accounts (the Other Clients) may have investment objectives or may implement investment strategies similar to those of the Partnership.  The General Partner or its directors, officers, employees or affiliates, or one or more Other Clients, may make investments in the Target or in mining companies that compete with the Target. The Partnership is not entitled to share any profits resulting from such investments made by such individuals or entities. The General Partner (or its principals, employees or affiliates) may give advice or take action with respect to  Other Clients that differs from the advice given with respect to the Partnership.

Certain employees of a member of the General Partner may become directors of the Target. In such employee’s capacity as director, he or she would owe a fiduciary duty to the Target. There may be situations where the interests of the Target are in conflict with the interests of the Partnership.

The General Partner or an affiliate may establish one or more Alternative Vehicles, which may invest in a different mix of target securities than the Partnership.  Given the different asset mixes, It is possible that the duties owed by the General Partner or the affiliate to the Alternative Vehicle will require the General Partner or the affiliate to take actions on behalf of the Alternative Vehicles that are contrary to the interests of the Partnership.

Reliance on the General Partner.

The General Partner will have exclusive responsibility for the Partnership’s activities, and the limited partners will not be able to make investment or any other decisions concerning the management of the Partnership. The limited partners have no rights or powers to take part in the management of the Partnership or make investment decisions. Any limited partner that participates in the control of the business of the Partnership may lose its limited liability status.  Accordingly, no person should purchase an Interest unless such person is willing to entrust all aspects of the management of the Partnership to the General Partner.

The operations and the success of the Partnership are substantially dependent upon the skill, judgment and expertise of the General Partner and its members. In the event of the loss of the services of the General Partner or one or more of its members or in the event of any adverse circumstance affecting, directly or indirectly, the General Partner or one or more of its members or their operations, the business of the Partnership may be adversely affected.  There can be no assurance that the principals or other employees of the General Partner or its members will continue to be employed throughout the term of the Partnership.  The loss of key personnel of the General Partner or one or more of its members could have a material adverse effect on the Partnership.

No Minimum Time Commitment

The General Partner and its members will devote such time as is be necessary to conduct the business affairs of the Partnership in an appropriate manner. However, the General Partner and each of its members may have other business interests and engage in activities in addition to those relating to the Partnership and neither the General Partner nor any of its members has committed to spend a specific minimum amount of time managing the Partnership.

Limited Operating History.

Although the investment professionals of the members of the General Partner have extensive investment experience generally, prospective investors should bear in mind that both the Partnership and the General Partner are a newly formed entities with limited operating histories upon which to evaluate the

Partnership’s likely performance. The past performance of other investment vehicles managed by the members of the General Partner is not a reliable indicator of the future performance of the Partnership.

Change of Law Risk.

The Partnership expects to operate in an environment with increasing regulatory scrutiny and heightened potential for material changes in laws and/or regulations, which could affect the Partnership and its investments. Any legal, tax and/or regulatory changes during the term of the Partnership may adversely affect the Partnership. In addition to the risks regarding regulatory approvals, it should be noted that government counterparties or agencies may have the discretion to change or increase laws and/or regulations affecting investment vehicles such as the Partnership. The Partnership also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations or policy-making that impose more comprehensive or stringent requirements on the Partnership. Governments have considerable discretion in implementing regulations.

No Market for Interests; Restrictions on Transfers.

The Interests in the Partnership have not been registered under the Securities Act, the securities laws of any U.S. state or the securities laws of any other jurisdiction, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and any other applicable securities laws, or an exemption from such registration thereunder is available. It is not contemplated that registration under the Securities Act or other securities laws will ever be affected. There is no public market for the Interests and one is not expected to develop. Interests are subject to transfer restrictions and limited partners must be prepared to bear the risks of owning Interests for an extended period of time.

Withholding and Other Taxes

The General Partner intends to structure the Partnership’s investments in a manner that is intended to achieve the Partnership’s investment objectives and, notwithstanding anything contained herein to the contrary, there can be no assurance that the structure of any investment will be tax efficient for any particular limited partner or that any particular tax result will be achieved. In addition, tax reporting requirements may be imposed on investors under the laws of the jurisdictions in which limited partners are liable to taxation or in which the Partnership makes investments. Prospective investors should consult their own professional advisors with respect to the tax consequences to them of an investment in the Partnership under the laws of the jurisdiction in which they are liable to taxation. Furthermore, the Partnership’s returns in respect of its investment in the Target may be reduced by withholding or other taxes imposed by jurisdictions in which the Target is organized or subject to tax.

Taxable income allocated to limited partners may exceed cash distributions, if any, made to such limited partners, in which case such limited partners would have to satisfy tax liabilities arising from an investment in the Partnership from such limited partner’s own funds.

Indemnification

The General Partner and its personnel are entitled to indemnification from the Partnership in respect of claims arising from performance of their duties for the Partnership, except under limited circumstances. Such indemnification obligations could adversely impact the returns to limited partners.

Diverse Investor Group

Investors may have conflicting investment, tax and other interests with respect to their investments in the Partnership. The conflicting interests of individual investors may relate to or arise from, among other things, the nature of the activities of the Partnership, the structuring or the acquisition of investments and the structure, timing or manner of disposition of investments. As a consequence, conflicts of interest may arise in connection with decisions made by the General Partner, including with respect to the nature or structuring of investments or dispositions, that may be more beneficial for one investor than for another investor, especially with respect to investors’ individual tax situations. In selecting and structuring investments appropriate for the Partnership, the General Partner will consider the investment and tax objectives of the Partnership and its investors as a whole, not the investment, tax or other objectives of any investor individually.

The foregoing list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Partnership. Prospective investors should read the Partnership Agreement and consult their own counsel and advisors before deciding to invest in the Partnership.

APPENDIX E

SUMMARY OF PARTNERSHIP AGREEMENT

The following is a summary of certain principal terms of the Amended and Restated Limited Partnership Agreement of the Partnership (the Agreement).  This summary is qualified in its entirety by reference to the Agreement.  All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Agreement.

The Partnership:

Raging River Capital LP is a Delaware limited partnership (the Partnership).

The Partnership’s principal objective is to restore investor confidence in and increase shareholder returns at Taseko Mines Limited (the Target) through effecting changes in the Target’s board of directors. In order to achieve this objective the Partnership will acquire common shares and bonds of the Target and carry out a concerned shareholder campaign in respect of the Target, which campaign may include, among other things, retaining a proxy solicitor, engaging legal counsel on behalf of the Partnership, preparing and distributing shareholder materials and pursuing legal remedies either through regulatory authorities or courts, as appropriate, and engaging in such activities incidental or ancillary thereto as determined by the General Partner in its sole discretion.

General Partner:

The general partner of the Partnership is Raging River Capital GP LLC (the General Partner).

The managers of the General Partner are:

•                                          Granite Creek Partners, LLC

•                                          Westwood Capital LLC

•                                          Paul M. Blythe Mining Associates Inc.

•                                          Nathan Milikowsky

The business and affairs of the Partnership will be managed by the General Partner.

Duty to Partnership:

The General Partner is not required to manage the Partnership as its sole and exclusive function and it and its Affiliates may have other business interests and engage in activities in addition to those relating to the Partnership.  Neither the Partnership nor any Limited Partner shall have any right to share or participate in such other investments or activities of the General Partner or its Affiliates or to the income or proceeds derived therefrom.

Limited Partners:

The General Partner is authorized to accept, in its discretion and on behalf of the Partnership, any subscription agreements submitted to the Partnership on the Initial Closing.

Additional Limited Partners may be added after the Initial Closing if approved by the General Partner and by the vote of a Majority Interest; provided, however, that each existing Limited Partner shall be allowed to contribute additional capital on the same basis as the proposed Limited Partner is granted, so that each existing Limited Partner shall have the right (but not the obligation) to avoid dilution of his, her or its Percentage Interest.

Capital Accounts:	A separate Capital Account will be maintained for each Limited Partner.

Capital Contributions:

Upon execution of the Partnership Agreement, investors must immediately deposit into the Partnership’s bank account their agreed upon Capital Contribution.  The General Partner may, from time to time, raise additional capital for the Partnership by accepting additional Capital Contributions from existing Limited Partners, provided, however, that each existing Limited Partner shall be allowed to contribute additional capital on the same basis, so that each existing Limited Partner shall have the right (but not the obligation) to avoid dilution of his, her or its Percentage Interest.

Preferred Return:

An eight percent (8%) per annum return, compounded annually, which begins to accrue on the date a Limited Partner makes a Capital Contribution, and which shall be computed on a Limited Partner’s unreturned Capital Contributions, as such balance is adjusted from time to time.

Expenses:

All direct expenses pertaining to operating the business (including, without limitation, fees, costs and expenses related to (i) the organization of the Partnership, the sale of interests therein and the preparation of the Agreement and the Partnership’s subscription agreement; (ii) the purchase, holding and sale of investments; and (iii) the concerned shareholder campaign in respect of the Target) will be paid for by the Partnership.

Distributions:

All distributions (except as otherwise provided with respect to Tax Distributions) of cash or other property shall be distributed in the following order of priority:

a)                                     First, one hundred percent (100%) to Partners according to their Percentage Interests until each such Partner has received distributions of cash or property equal to each such Partner’s total amount of their Capital Contribution;

b)                                     Second, one hundred percent (100%) to Partners according to their Percentage Interests until each such Partner has received distributions of cash or property equal to each such Partner’s unpaid Preferred Return;

c)                                      Thereafter, ninety percent (90%) to the Partners according to their Percentage Interests, ten percent (10%) to the General Partner.

Tax Distributions:

Notwithstanding the foregoing, the General Partner may, in its sole discretion and to the extent that the Partnership has sufficient net cash flow, cause the Partnership to distribute to each Partner with respect to each fiscal year an amount (the Tax Distribution) in cash equal to such Partner’s Tax Liability for such fiscal year. For purposes of this paragraph, the Partner’s Tax Liability means, with respect to each fiscal year of the Partnership, the product of (i) the net taxable income of the Partnership tentatively allocated to such Partner as of the date of such Tax Distribution for such year pursuant to this Agreement, as determined by the General Partner, less any net taxable losses for any prior fiscal year to the extent not previously applied against such Partner’s net taxable income, times (ii) the highest combined marginal federal, state and local tax rates then applicable to an individual or corporation resident in Illinois on income or gain of the category represented by such allocation or distribution (assuming the Partner has no income or loss from sources other than the Partnership), and subject to such reasonable assumptions and conventions as the General Partner, in its discretion, may apply. Tax Distributions made to a Partner will be treated as an advance distribution that will reduce on a dollar-for-dollar basis the amount of later distributions to such Partner.

In Kind Distributions:

Assets distributed in kind will be distributed to Partners in the same proportions as the Partners would receive cash distributions.  No security of the Target will be distributed in-kind to Partners within the first 60 days after the Partnership has purchased such security.

Allocations of Profits and Losses:	The net profits and net losses of the Partnership will be allocated among the Partners in a manner generally consistent with the distribution provisions set forth above.

Removal of the General Partner:

The General Partner may be removed by a vote of the Limited Partners holding 75% of the Percentage Interests provided that, unless removed for Cause, the removed General Partner will continue to be entitled to its carried interest.

Liability of Limited Partners:

The liability of a Limited Partner in respect of its investment in the Partnership will be limited to its Capital Contribution, subject to its obligation to return distributions in certain circumstances as provided under applicable law.

Limited Partner Meetings:

Meetings of the Limited Partners, for any purpose or purposes, may be called by the General Partner or by any Limited Partner or Limited Partners holding at least 30% of all Percentage Interests.

A Limited Partner may vote at any meeting either in person or by a proxy.

For the purpose of determining Limited Partners entitled to notice of or to vote at any meeting of Limited Partners or any adjournment thereof, the date on which notice of the meeting is mailed is the record date for such determination.

Transfer Restrictions:	The Agreement contains restrictions on the transferability of Interests.

Indemnification:

Except as otherwise required by law or the provisions of the Agreement, the Partnership will, to the maximum extent permitted under the Act, indemnify each Covered Person against any losses, liabilities, damages or expenses (including amounts paid for attorneys’ fees, judgments and settlements in connection with any threatened, pending or completed action, suit or proceeding) to which any of such Covered Persons may directly or indirectly become subject for any action taken or omitted to be taken on behalf of the Partnership or in connection with any involvement with the Partnership (including serving as a manager, officer, director, consultant or employee of Target), but only to the extent that such Covered Person (a) acted in good faith, (b) acted in a manner reasonably believed to be authorized or conferred upon such Covered Person, (c) acted in a manner reasonably believed to be in the best interests of the Partnership or Target, and (d) was neither grossly negligent nor engaged in fraud or willful misconduct. In the sole discretion of the General Partner, the Partnership may pay the expenses incurred by any such Covered Person indemnifiable under the Agreement in connection with any proceeding in advance of its final disposition, so long as the Partnership receives an undertaking by such Covered Person to repay the full amount advanced if there is a final determination (i) that such Covered Person did not satisfy the standards set forth in any of clauses (a), (b), (c) and (d) above or (ii) that such Covered Person is not entitled to indemnification as provided herein for any other reason.

A Covered Person means a present or former General Partner, its members and Affiliates and, if so approved by the General Partner, the Partnership’s other officers, employees or agents, if any.

Dissolution and Liquidation:

The Partnership will be dissolved upon the expiration of the Term or at such earlier time as the General Partner, in its sole discretion, determines. The Term of the Partnership continues through the close of business on the 8th anniversary of the Initial Closing; provided that the General Partner has the right to extend the term of the Partnership for successive one-year periods up to a maximum of two years.

Once dissolved, the General Partner will sell or otherwise liquidate all of the Partnership’s assets as promptly as practicable (except to the extent the General Partner may determine to distribute any assets to the Partners in kind), discharge all liabilities of the Partnership and then distribute the remaining assets of the Partnership to Partners in the manner provided for in the Agreement.

Amendments:

The Agreement may not be amended unless approved by the General Partner and the affirmative vote of the Majority Interests. Any amendment that will adversely affect the economic interests of Limited Partners requires the unanimous vote of the Limited Partners, except for those changes due to additional Capital Contributions.

Confidentiality:

Each Limited Partner covenants to maintain the confidentiality of any non-public information each such Limited Partner may receive from the General Partner. The General Partner has the right to keep confidential from each Limited Partner for such period of time as the General Partner determines is necessary, desirable or appropriate (i) any information that the General Partner believes to be in the nature of trade secrets and (ii) any other information (A) the disclosure of which the General Partner believes is not in the best interests of the Partnership as a whole or could damage the Partnership or the Target (including any information currently known by the General Partner relating to the Target) or (B) that the Partnership, the General Partner or any of their respective Affiliates, or the members, officers, employees or directors of any of the foregoing, is required by applicable law or by agreement with a third Person to keep confidential.

Arbitration:	Any dispute between parties to the Agreement must be submitted to arbitration in Chicago, Illinois.

APPENDIX F

CURRENT CAPITALIZATION

	Capital	Percentage
Partner Name	Contribution	Interest

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APPENDIX G

ANTICIPATED CAPITALIZATION

	Capital	Percentage
Partner Name	Contribution	Interest

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APPENDIX H

TARGET FILINGS

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